Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Investcorp India Acquisition Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	457(o)	22,500,000	$10.00	$225,000,000		$20,857.50

	Equity	Class A ordinary shares included as part of the units(3)	Other(4)	22,500,000 shares		—		—

	Equity	Redeemable warrants as part of the units(3)	Other(4)	11,250,000 warrants		—		—

	Equity	Class A ordinary shares included as part of the redeemable warrants	457(o)	11,250,000 shares	$11.50	$129,375,000		$11,993.06

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$354,375,000		$32,850.56

	Total Fees Previously Paid							$49,401.84

	Total Fee Offsets

	Net Fee Due							$0

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 3,375,000 units, consisting of 3,375,000 Class A ordinary shares and 1,687,500 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

(4)	No fee pursuant to Rule 457(g).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

2